UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 24, 2014

GENERAL MILLS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01185	41-0274440
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

Number One General Mills Boulevard
Minneapolis, Minnesota	55426
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On June 24, 2014, Henrietta Holsman Fore was appointed to the Board of Directors of General Mills, Inc. (the “Company”).  Prior to her appointment, the Board made the determination that Ms. Fore qualifies as an independent director in accordance with the New York Stock Exchange Listing Standards.  It is expected that Ms. Fore will be named to the Board’s Audit and Public Responsibility Committees.

William T. Esrey, one of the Company’s incumbent directors, will be retiring from the Board effective September 23, 2014, and will not stand for re-election at our 2014 Annual Meeting of Stockholders.

(e)           On June 24, 2014, the Board of Directors approved the annual long-term incentive award for Mr. Kendall J. Powell, the Company’s Chairman of the Board and Chief Executive Officer, under the Company’s 2011 Stock Compensation Plan.   In past years, Mr. Powell’s long-term incentive award has included stock options and restricted stock units.  This year, the Board introduced performance share units as part of Mr. Powell’s long-term incentive award.  The performance share units will be earned based on the Company’s future performance over a three-year period,  in a range from zero to 150% of the target number of share units, based on the Company’s achievement of specified targets for net sales growth and growth in cumulative free cash flow during the three-year performance period ending on May 27, 2017.  Each share unit earned will be settled with a share of the Company’s common stock one year following the completion of the three-year performance period, so that awards remain subject to a four-year total vesting period.  Any earned performance share units will be credited with dividend equivalents for the period from the grant date to the end of the vesting period.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 24, 2014, the Board of Directors amended the Company’s By-laws by adding a Section 7 to Article VI (the “Amendment”).  The Amendment designates the Delaware Court of Chancery as the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or the Company’s certificate of incorporation or by-laws, or (iv) any action asserting a claim governed by the internal affairs doctrine.

The Amendment is designed to save the Company and its stockholders from the increased expense of defending against duplicative litigation brought in multiple courts, and also to provide that claims involving Delaware law are decided by Delaware courts.  The Amendment will not apply where the Delaware courts cannot obtain personal jurisdiction over an indispensable party named as a defendant, if the party could be joined in another forum.

The By-laws as amended are filed as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated by reference herein.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the By-laws.

Item 8.01              Other Events

New director Henrietta Holsman Fore’s biographical information is furnished in the press release attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
3.2	By-laws of General Mills, Inc., as amended on June 24, 2014
99.1	Press Release of General Mills, Inc. dated June 24, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 30, 2014

GENERAL MILLS, INC.

By:	/s/ Roderick A. Palmore
Name: Roderick A. Palmore
Title: Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.2	By-laws of General Mills, Inc., as amended on June 24, 2014
99.1	Press Release of General Mills, Inc. dated June 24, 2014